EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to such statement shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.  This agreement may be included as an exhibit to such joint filing.

Dated: August 31, 2010	PHOENIX VENTURE FUND LLC

By: SG Phoenix Ventures LLC, its Managing Member

	By:	/s/ Andrea Goren
Name: Andrea Goren
Title: Managing Member

Dated: August 31, 2010	SG PHOENIX VENTURES LLC

	By:	/s/ Andrea Goren
Name: Andrea Goren
Title: Managing Member

Dated: August 31, 2010	SG PHOENIX LLC

	By:	/s/ Andrea Goren
Name: Andrea Goren
Title: Member

Dated: August 31, 2010	/s/ Michael Engmann
Michael Engmann

Dated: August 31, 2010	KENDU PARTNERS COMPANY

	By:	/s/ Michael Engmann
Name: Michael Engmann
Title: General Partner

Dated: August 31, 2010	MDNH PARTNERS L.P.

	By:	/s/ Michael Engmann
Name: Michael Engmann
Title: General Partner